                                                                   EXHIBIT 10.28



                       RESTRICTED STOCK PURCHASE AGREEMENT

            THIS RESTRICTED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of December 10, 1999 (the "EFFECTIVE DATE") by and between EPS Solutions Corporation, a Delaware corporation (the "COMPANY") and Michael G. Goldstein (the "PURCHASER").

            A. The Purchaser is employed by the Company's wholly owned subsidiary Enterprise Profit Solutions Corporation, a Delaware corporation ("EPS") or any of its affiliates (the "Employer") and has entered into that certain Employment Agreement with the Employer of even date herewith (the "EMPLOYMENT AGREEMENT").

            B. In connection with that employment, the Purchaser is being offered an opportunity to purchase shares of the common stock of the Company, par value $0.001 per share (the "COMMON STOCK").

            C. The Shares (as hereinafter defined) shall be subject to repurchase by the Company, in the Company's discretion, if certain vesting requirements described herein are not met.

            D. The Shares shall be subject to certain additional restrictions as set forth herein.

            E. The Purchaser desires to purchase and the Company desires to sell the Shares as set forth in this Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the Company and the Purchaser hereby agree as follows:

1.    SALE AND PURCHASE OF THE SHARES.

      1.1 SALE AND PURCHASE. Subject to the terms and conditions set forth herein, the Company hereby sells and issues to the Purchaser, and the Purchaser hereby purchases from the Company the number of shares of Common Stock set forth on Schedule 1.1 (the "SHARES") for the consideration of $2.50 per Share, resulting in an aggregate purchase price as set forth on Schedule 1.1 (the "PURCHASE PRICE"). Concurrently herewith the Purchaser is paying to the Company in cash $0.001 per Share, resulting in an aggregate payment of the amount set forth on Schedule 1.1 under the item "Cash Payment" (the "CASH PAYMENT"). The obligation of the Purchaser to pay the remainder of the Purchase Price in the amount set forth on Schedule 1.1 under the item "Note" is evidenced by the Purchaser's delivery to the Company concurrently herewith of a secured promissory note of the Purchaser in the form attached hereto as Exhibit A (the "NOTE"). The Note is secured by a pledge of the Shares made pursuant to Section 5 of the Note. The Note also evidences the Purchaser's obligation to pay a portion of the purchase price for 20,000 shares of the Company's Common Stock purchased by the Purchaser pursuant to a Subscription Agreement of even date herewith. The Shares are sold pursuant to and governed by this Agreement and not any other contract or plan of the Company, and are in addition to any other shares previously or subsequently acquired by the Purchaser.

      1.2 DELIVERIES. In exchange for the Cash Payment and the Note, the Company is issuing the Shares in the Purchaser's name on the Company's stock transfer ledger, and valid stock certificates representing the Shares (the "CERTIFICATES") shall be held by the Company or its agent pending release pursuant to Section 4.1(h).

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company and its officers, directors and agents as follows:

      2.1   SECURITIES MATTERS.

            (a) The Purchaser understands that (i) neither the Shares nor the offer and sale thereof are registered or qualified under the Securities Act of 1933, as amended (the "SECURITIES ACT") or any state securities or "Blue Sky" laws, on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the Securities Act, and (ii) the Company's reliance on such exemptions is predicated on the Purchaser's representations set forth herein.

            (b) The Purchaser acknowledges that an investment in the Company involves an extremely high degree of risk, lack of liquidity and substantial restrictions on transferability and that the Purchaser may lose the Purchaser's entire investment in the Shares.

            (c) The Company has made available to the Purchaser or the Purchaser's advisors the opportunity to obtain information to evaluate the merits and risks of the purchase of the Shares, and the Purchaser has received all information requested from the Company. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, plans, prospects, and financial condition of the Company and to obtain such additional information as the Purchaser has deemed appropriate for purposes of investing in the Shares pursuant to this Agreement.

            (d) The Shares to be acquired by the Purchaser hereunder will be acquired for the Purchaser's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Shares in violation of applicable securities laws.

            (e) The Purchaser understands that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment in the Shares.

            (f) The Purchaser, personally or through advisors, has expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to the Company and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Shares. In connection with the purchase of the Shares, the Purchaser has relied solely upon independent investigations made by the Purchaser, and has consulted the Purchaser's own investment advisors, counsel and accountants. The Purchaser has adequate means of providing for current needs and personal contingencies, and has no need for liquidity and can sustain a complete loss of the investment in the Shares.

            (g) The Purchaser is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act and has documented his or her accredited status by delivery to the Company of a completed questionnaire in the form of Exhibit B hereto attesting thereto (the "ACCREDITED INVESTOR QUESTIONNAIRE").

            (h) The Purchaser has not received any general solicitation or general advertising concerning the Shares, nor is the Purchaser aware of any such solicitation or advertising.

      2.2 REVOCATION, CANCELLATION. The Purchaser acknowledges that the Purchaser shall not have any right to cancel, terminate or revoke this Agreement, or rescind purchase of the Shares, or return the Shares for a refund except as specifically set forth in a written agreement between the Purchaser and the Company.

      2.3   THE COMPANY.

            (a)   The Purchaser is aware that:

                  (i) The Company has recently been organized and has limited financial and operating history.

                  (ii) There can be no assurance that the Company will acquire additional companies or be successful in accomplishing the purpose for which it was formed or that it will ever be profitable. No assurance can be given regarding (A) whether the companies already acquired by the Company can be successfully integrated and operated, or (B) what companies will ultimately be acquired by the Company.

                  (iii) No assurances can be given that an initial public offering ("IPO") of the Company's securities will occur. If an IPO does occur, no assurances can be given as to timing of the IPO, whether the Purchaser will be able to participate, or the price at which any shares of Common Stock would be sold.

                  (iv) No assurances can be given as to the ultimate value of the Common Stock or the Shares or the liquidity thereof.

            (b) The Purchaser acknowledges that no assurances have been made to the Purchaser with respect to any of the foregoing and no representations, oral or written, have been made to the Purchaser by the Company or any of its employees, representatives or agents concerning the Shares, their potential value or the prospects of the Company, except as set forth herein.

            (c) The proceeds from the sale of the Shares are intended to be used by the Company for general and administrative expenses and working capital. The proceeds from such sales may be exhausted notwithstanding failure of the Company to achieve its objectives.

      2.4 ENFORCEABILITY OF TRANSACTION DOCUMENTS. This Agreement and all other documents to be delivered in connection herewith (collectively, the "TRANSACTION DOCUMENTS") have been (or upon execution and delivery will have been) duly executed and delivered by the Purchaser, and (assuming due execution and delivery by the other parties thereto) constitute (or upon execution by the Purchaser will constitute) legal, valid and binding obligations of the Purchaser, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other similar laws relating to creditors' rights (the "BANKRUPTCY EXCEPTION").

      2.5 BROKERS. No broker, finder, investment banker, or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

      2.6 TAX MATTERS. The Purchaser has received tax advice from the Purchaser's own advisors and has not received, and is not relying upon, any tax representations or advice from the Company or any representative of the Company.

      2.7 SUMMARY OF CERTAIN CONSIDERATIONS. The Purchaser acknowledges receipt and understanding of the Summary of Certain Considerations attached hereto as Exhibit C.

      2.8 ACCURACY OF INFORMATION. No representation or warranty made by the Purchaser contained in this Agreement or in any other Transaction Document contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein not materially false or misleading.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that:

      3.1 ORGANIZATION AND CORPORATE AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the other Transaction Documents to be executed and delivered by the Company have been (or upon execution and delivery by the Company will have been) duly executed and delivered by the Company, have been effectively authorized by all necessary action of the Company, corporate or otherwise, and (assuming due execution and delivery by the other parties thereto) constitute (or upon execution and delivery by the Company will constitute) legal, valid and binding obligations of the Company, except as such enforceability may be limited by the Bankruptcy Exception.

      3.2 NO CONFLICT OR VIOLATION. The execution, delivery and performance by the Company of the Transaction Documents to be executed and delivered by the Company and the consummation of the transactions contemplated thereby do not and will not: (i) violate or conflict with any provision of the charter documents or bylaws of the Company; or (ii) violate any provision or requirement of any domestic or foreign, federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, federal, state, local or foreign government agency, regulatory body, or other governmental authority or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a "GOVERNMENTAL ENTITY," and collectively "GOVERNMENTAL ENTITIES") applicable to the Company.

      3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 240,000,000 shares of Common Stock, and 10,000,000 shares of undesignated preferred stock. All capital stock of the Company has a par value of $0.001 per share. The Shares, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be duly and validly issued, fully paid, and nonassessable, except that the Purchaser may be required to pay amounts owed under the Note.

      3.4 ENFORCEABILITY OF TRANSACTION DOCUMENTS. This Agreement and the other Transaction Documents have been (or upon execution and delivery will have been) duly executed and delivered by the Company, and (assuming due execution and delivery by the other parties thereto) constitute (or upon execution by the Company will constitute) legal, valid and binding obligations of the Company, except as such enforceability may be limited by the Bankruptcy Exception.

      3.5 ACCURACY OF INFORMATION. No representation or warranty made by the Company contained in this Agreement or in any other Transaction Document delivered by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not materially false or misleading.

4.    CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

      4.1   PERFORMANCE RESTRICTIONS, STOCKHOLDER AND VOTING AGREEMENTS.

            (a) The Shares are subject to "RESTRICTIONS" and may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the Shares "vest" by the lapse of the Restrictions as set forth in Section 4.1(b) and any additional requirements or restrictions contained herein have been satisfied, terminated or expressly waived by the Company in writing. Any attempted transfer in violation of such Restrictions will be void.

            (b) The Restrictions will lapse and the Shares will vest in accordance with the provisions in Schedule 4 (the "VESTING SCHEDULE"), provided, however, that the Company, in its discretion, may from time to time accelerate the vesting of any Shares at any time or forgive Restrictions and allow Shares or restricted shares owned by any other party to vest notwithstanding that the conditions to vesting thereof may not have been satisfied.

            (c) In addition to any repurchase rights of the Company set forth in Schedule 4, the Company, or its assignee, may, in the Company's discretion, at any time and from time to time for a period of one (1) year following the end of each Measurement Period (as described in Schedule 4), repurchase from the Purchaser at the price per Share that the Purchaser paid to the Company, and the Purchaser will sell to the Company, any or all of the Shares that were eligible to vest but did not vest in accordance with the Vesting Schedule for such Measurement Period. Shares originally corresponding to any Measurement Period that cannot vest because of failure prior to the end of that Measurement Period of conditions to vesting thereof may be repurchased at any time and from time to time from the failure of such conditions to the end of the applicable repurchase period specified herein. Any Shares that do not vest in accordance with the Vesting Schedule shall be subject to repurchase by the Company regardless of the services performed, or other consideration given, by the Purchaser to the Company. Shares not vested in accordance with the Vesting Schedule but not repurchased by the Company during the applicable repurchase periods described herein (including in Schedule 4) shall vest.

            (d) (i) Termination of the Purchaser's employment by the Employer under the circumstances described in Schedule 4 under the heading "Vesting Upon Certain Termination of Employment" will cause vesting as described therein, provided that the vesting of any Shares upon termination of the Purchaser's employment with the Employer, or subsequent to such termination shall be contingent upon execution and delivery by the Purchaser to the Company of an unconditional release in substantially the form attached hereto as Exhibit D. Upon such a termination of employment, any Shares that do not vest as described therein will be subject to repurchase in the manner described in Section 4(d)(ii).

                  (ii) In case of termination of the Purchaser's employment by the Employer for any reason other than a reason that causes vesting as described in Schedule 4, the Company or its assignee may, in the Company's discretion, at any time and from time to time for a period of one (1) year following the termination of employment, repurchase from the Purchaser at the price per Share that the Purchaser paid to the Company, and the Purchaser will sell to the Company, any or all of the Shares designated by the Company that have not vested as of the date of termination of employment.

                  (iii) In addition to the Company's repurchase rights set forth above, if any of the events or circumstances constituting "Cause" listed in
Schedule 1 of the Purchaser's Employment Agreement occurs at any time before the end of the final Measurement Period, then notwithstanding any vesting provided for herein the Company or its assignee may, in the Company's discretion, at any time and from time to time for a period of one (1) year following such occurrence, repurchase from the Purchaser at the price per Share that the Purchaser paid to the Company, and the Purchaser will sell to the Company, any or all Shares designated by the Company that had not vested at the time of such occurrence, or that vested effective as of a date within 365 days before such occurrence, provided however, that (i) if the Purchaser's employment with the Employer was terminated by the Employer without Cause or by the Purchaser for Good Reason (each as defined in the Employment Agreement), or (ii) the Purchaser's employment with the Employer is terminated by the Purchaser or the Employer (or its successor) within one hundred twenty (120) days after a Change in Control (as defined in the

Employment Agreement) of the Company, then the Company will not be entitled to repurchase vested Shares pursuant to this subparagraph (iii) solely because of the occurrence after termination of employment of any of the events or circumstances constituting Cause listed in item A of Schedule 1 of the Purchaser's Employment Agreement.

             (e)  (i) The purchase price for any repurchase pursuant to this
Section 4.1 shall be paid, (A) by deducting the purchase price from any amount outstanding on the Note and canceling the Note upon deduction of the full amount outstanding on the Note, if applicable; and (B) if the purchase price exceeds the amount outstanding on the Note, in the Company's discretion, in cash or by a promissory note bearing interest at 7% and payable in up to 12 equal monthly amortizing installments of principal and accrued interest, or any combination of cash and such a promissory note.

                  (ii) If the Company wishes to exercise its right to repurchase any Shares under this Agreement but the Purchaser cannot deliver such Shares to the Company because such Shares have previously been sold by the Purchaser, the Company may, in its discretion, upon payment to the Purchaser of the price per Share that the Purchaser paid to the Company, recover from the Purchaser, and the Purchaser shall deliver to the Company, all proceeds to the Purchaser of the sale of such Shares (or the cash value thereof), such that the Purchaser retains no benefit from having owned the Shares.

            (f) The exercise of the Company's right to repurchase Shares or to accelerate vesting or forgive Restrictions pursuant to this Section 4.1, and its right to repurchase Common Stock purchased by third parties that are subject to restrictions, or to accelerate vesting or forgive Restrictions applicable to such Common Stock, shall be within the discretion of the Company. The Company may (but will not be required to) exercise its right to repurchase, accelerate, or forgive Restrictions with respect to any or all shares of restricted Common Stock owned by the Purchaser or any third party without incurring any obligation to repurchase, accelerate, or forgive Restrictions with respect to any other Common Stock owned by the Purchaser or any third party.

            (g) The Shares shall be subject to the Stockholder Agreement entered into by the Purchaser as of March 18, 1999 in connection with previous purchase of Common Stock of the Company (the "STOCKHOLDER AGREEMENT") restricting transfers and imposing certain obligations upon the Purchaser. Shares that have vested shall nevertheless be governed by the Stockholder Agreement. The Company's repurchase rights hereunder will supersede the purchase provisions of the Stockholder Agreement.

            (h) The Company will release the Certificates representing Shares as such Shares become free of both the Restrictions and the Stockholder Agreement, provided that (a) the Purchaser has paid to the Company the full Purchase Price for such Shares, and an amount sufficient to satisfy any taxes or other amounts required by any Governmental Entity to be withheld and paid over to such Governmental Entity for the Purchaser's account, or otherwise made arrangements satisfactory to the Company for payment of such amounts through withholding or otherwise, and (b) the Purchaser has, if requested by the Company, made appropriate representations in a form satisfactory to the Company that such Shares will not be transferred other than (i) pursuant to an effective registration statement under the Securities Act, or an applicable exemption from the registration requirements of the Securities Act; (ii) in compliance with all applicable state securities laws and regulations; and (iii) in compliance with all terms and conditions of the Stockholder Agreement.

      4.2   SECURITIES RESTRICTIONS.

            (a) In addition to the contractual restrictions on transfer set forth in this Agreement and the Stockholder Agreement, the Shares (or interests therein) cannot be offered, sold or transferred unless the Shares are registered and qualified under the Securities Act and applicable state securities laws or exemptions from such registration and qualification requirements are available, or such registration and qualification requirements are inapplicable, as reflected in an opinion of counsel to the Purchaser in form and substance reasonably satisfactory to the Company. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act and applicable state securities laws, the Shares must be held indefinitely and may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

            (b) In addition to any legends required by the Stockholder Agreement, the Certificates will bear a legend to the effect set forth below, and appropriate stop transfer instructions against the Shares will be placed with any transfer agent of the Company to ensure compliance with the restrictions set forth herein.

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER OF THE SHARES OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

            (c) Each recipient of Shares or interests therein shall, as a condition to transfer of any Shares or interest therein, cause the transferee to enter into the Stockholder Agreement, provided that, with respect to each such agreement, this requirement will not apply to transfers made after the agreement has terminated.

            (d) In connection with any underwritten public offering of securities of the Company or any of its affiliates within three (3) years of the date hereof, if the managing underwriter believes that it is appropriate in connection with the offering to limit public sales of such securities by Company's stockholders, the Purchaser will agree to the managing underwriter's standard form of "lock up" agreement prohibiting transfers of any Common Stock owned by the Purchaser, including without limitation shares acquired other than pursuant hereto (other than shares included in the offering) for such period as may be required by the managing underwriter not to exceed twenty (20) days prior to, and one hundred and eighty
(180) days after, the effective date of the registration statement for such offering, provided however, that (i) such lock up provision may not be invoked more than once in any 365 day period, (ii) such lock up provision will be contingent upon the officers and directors of the registrant entering into similar lock up agreements, and (iii) the Purchaser will not be required to comply with this lock up provision if any other stockholder owning more shares of Common Stock than the Purchaser and who is subject to a contractual lock up provision similar to this one has been released from such lock up obligation.

      4.3 STOCKHOLDER RIGHTS. During the period prior to the lapse and removal of the Restrictions, except as otherwise provided herein, the Purchaser will have all of the rights of a stockholder of the Company with respect to all of the Shares, including without limitation the right to receive all dividends or other distributions with respect to such Shares. In connection with the payment of such dividends or other distributions, the Company will be entitled to deduct any taxes or other amounts required by any Governmental Entity to be withheld and paid over to such Governmental Entity for the Purchaser's account.

      4.4 CHANGE IN CONTROL. Notwithstanding anything in this Agreement or other agreements to the contrary, any unvested Shares shall vest and the Restrictions shall lapse as of immediately before the closing of a transaction that constitutes a Change in Control (as defined in the Employment Agreement), or upon a Change in Control other than a transaction, in any case that occurs during Employee's employment by the Company or any of its affiliates or within 90 days thereafter. Accordingly, the Company will defer its repurchase rights hereunder for at least such 90 day period.

      4.5 SECTION 83(b) ELECTION. The Purchaser may make an election pursuant to Section 83(b) of the Internal Revenue Code, or comparable provisions of any state tax law, to include in the Purchaser's gross income the amount by which the fair market value of the Shares the Purchaser acquires exceeds the price paid therefor only if, prior to making any such election, the Purchaser (a) notifies the Company of the Purchaser's intention to make such election, by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit E, and (b) pays to the Company an amount sufficient to satisfy any taxes or other amounts required by any Governmental Entity to be withheld or paid over to such Governmental Entity for the Purchaser's account, or otherwise makes arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise. Purchaser hereby acknowledges that (a) any information provided to the Purchaser by the Company in connection with making an election pursuant to Section 83(b) has been provided as a courtesy, (b) the Purchaser is fully responsible for making elections pursuant to Section 83(b), (c) the Company has not rendered any tax advice to the Purchaser in connection with making such election, and (d) the Purchaser should consult with the Purchaser's independent tax advisors on such matters.

      4.6 NO RIGHT TO CONTINUED EMPLOYMENT. Neither this Agreement nor the ownership of the Shares confers upon the Purchaser any right to continue as an employee of the Employer, or limits in any way the right of the Employer to terminate the Purchaser's services to the Employer at any time, with or without cause. Such matters are addressed, if at all, only pursuant to the Employment Agreement.

      4.7   REGISTRATION.

            (a) The Purchaser will have no rights to demand registration of any of the Shares, or to participate in any registration undertaken by the Company except as set forth in this Section 4.7. If the Company files a registration statement with the Securities and Exchange Commission for an underwritten IPO of its equity securities or any subsequent underwritten public offering within twenty-four (24) months of the closing of the IPO (not including a registration statement filed in connection with an acquisition or employee benefit plan), and if the managing underwriter of such offering believes that the market will accommodate selling stockholders in the offering, then the Purchaser shall have the right, subject to the limitations set forth in this
Section 4.7(a), to include in such registration statement or statements and offering or offerings Shares and other Common Stock owned by the Purchaser. Other stockholders will have rights to include shares of Common Stock in such offering, and if the aggregate amount of shares that all stockholders with such rights (collectively, the "SELLING STOCKHOLDERS") desire to include exceeds the number of shares of Common Stock that can be sold by all Selling Stockholders, then all Selling Stockholders desiring to sell in any such offering will participate pro-rata on the basis of the relative numbers of shares of Common Stock eligible for inclusion that they originally sought to include. However, notwithstanding the foregoing no Selling Stockholder will be permitted to include in any such registration and offering (i) any Shares subject to performance-related restrictions at the time of filing of the registration statement for such offering, or (ii) more than, in the aggregate for all such registrations and offerings, half of the Shares and other Common Stock owned by the Purchaser as of the date hereof. Furthermore, in no case will the Purchaser be permitted to include in the IPO registration and offering more than the number of Shares listed on Schedule 1.1 under the item "Maximum IPO Shares."

            (b) If the Purchaser acting pursuant to this Section 4.7 includes any securities in any registration of the Company, the Company will agree to indemnify the Purchaser from and against any claims, costs and liabilities incurred by the Purchaser as a result of any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, costs or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein, for which the Purchaser will be responsible.

            (c) Shares may only be included in a registration and offering pursuant to this Section 4.7, pursuant to the underwriting agreement negotiated between the Company and the underwriters, and the Purchaser must enter into the underwriting agreement with respect to any Shares to be included in the registration and offering. The Purchaser shall pay (i) all underwriting discounts and commissions applicable to any such sale of shares, (ii) the

Purchaser's ratable share (based on the relative number of shares of Common Stock included in the offering) of any fees and disbursements of a single counsel for all Selling Stockholders, which counsel shall be selected by the two
(2) stockholders (or affiliated stockholder groups) selling the most shares in the offering, and (iii) the fees and costs of any separate counsel retained by the Purchaser alone.

            (d) At all times that equity securities of the Company are registered pursuant to the Securities Exchange Act of 1934, as amended, the Company shall use its best efforts to fulfill all conditions applicable to a registrant as are necessary to enable selling security holders of the Company to make sales pursuant to Rule 144 under the Securities Act.

      4.8 INDEMNIFICATION. The Purchaser shall indemnify, defend and hold harmless the Company, its affiliates, their successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all losses, liabilities, claims, damages, obligations, assessments, penalties, interests, demands, actions and expenses (including, without limitation, settlement costs and any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim) arising out of or in connection with or based upon any false acknowledgment, representation or warranty, or breach or failure by the Purchaser to comply with any covenant or agreement, made by the Purchaser herein or in any other Transaction Document.

      4.9   ENFORCEMENT OF THE AGREEMENT.

            (a) The Company and the Purchaser acknowledge that irreparable damage would occur if any of the obligations of the parties under this Agreement were not performed in accordance with their specific terms or were otherwise breached. Either party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which such party is entitled at law or in equity.

            (b) Concurrently herewith, the Purchaser shall deliver a stock power executed by the Purchaser and the Purchaser's spouse, if applicable (the "STOCK POWER"), in blank to the Secretary of the Company, to hold in escrow to facilitate the enforcement of restrictions on transfer of the Shares set forth herein or in the Stockholder Agreement. The Company shall have the right, in its discretion, to exercise the Stock Power if the Company becomes entitled to repurchase any or all of the Shares pursuant to the provisions of this Agreement or the Stockholder Agreement.

      4.10 SUPPLEMENTAL DISCLOSURE. Until the second anniversary of the Effective Date, the Purchaser shall promptly provide written notice to the Company with particularity of any breach or inaccuracy of any representation, warranty, agreement or covenant contained herein or in any other Transaction Document.

      4.11 MERGER, CONSOLIDATION OR REORGANIZATION. In the event of a merger, consolidation or reorganization of the Company in which the Common Stock of the Company is exchanged for cash, securities or other property (the "Exchange Consideration"), the Purchaser will be entitled to receive a proportionate share of the Exchange Consideration in exchange for the Shares the Purchaser owns at the time of such merger, consolidation or reorganization, provided, however, that the Purchaser's share of the Exchange Consideration shall be subject to any Restrictions not satisfied.

5.    CONCURRENT DELIVERIES.

      5.1 DELIVERIES BY THE COMPANY. Concurrently herewith, the Company shall deliver to the Purchaser a photocopy of the Certificates issued in the Purchaser's name.

      5.2   DELIVERIES BY THE PURCHASER.

            (a) The Cash Payment. Concurrently herewith and as a condition to receipt of any Shares, the Purchaser shall deliver to the Company the Cash Payment, the Accredited Investor Questionnaire, and the Stock Power described in
Section 4.9(b).

            (b) Other Closing Documents. The Company shall receive such other duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement and the other Transaction Documents as the Company may reasonably request.

6.    MISCELLANEOUS.

      6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any party's investigations prior to the date hereof, the representations and warranties contained herein and in the other Transaction Documents shall survive the execution and delivery hereof and the purchase and sale of the Shares.

      6.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, or one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or upon receipt of electronic or other confirmation of transmission if sent via facsimile, to the parties, their successors in interest or their assignees at the addresses and telephone numbers set forth on the signature page hereof or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this
Section 6.2.

      6.3 ASSIGNABILITY AND PARTIES IN INTEREST. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto except that the Company may assign this Agreement or any of its rights hereunder to its affiliates or to successors to all or substantially all of its business. Nothing in this Agreement will confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. This Agreement will be binding upon the successors and assignees of the Company.

      6.4 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflicts-of-law principles.

      6.5 COUNTERPARTS. This Agreement and the other Transaction Documents may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

      6.6 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules hereto, and the other Transaction Documents contain the entire agreement between the parties hereto with respect to the subject matter contemplated herein and therein and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings with respect thereto. The parties acknowledge that their agreements hereunder were not procured through representations or agreements not set forth herein or therein.

      6.7 AMENDMENTS. This Agreement and the other Transaction Documents may be amended only by written instrument duly executed and delivered by the parties hereto or thereto, as the case may be.

      6.8 CONSTRUCTION. The headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation hereof or thereof. References herein or therein to Articles, Sections, Schedules and Exhibits refer to the referenced Articles, Sections, Schedules or Exhibits hereof or thereof as the case may be, unless otherwise specified. This Agreement and the other Transaction Documents shall be deemed the joint work product of the parties hereto or thereto without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

      6.9 SEVERABILITY. Any provision of this Agreement or any other Transaction Document which is invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement or any other Transaction Document invalid, illegal, or unenforceable in any other jurisdiction.

      6.10 EXPENSES OF TRANSACTIONS. All fees, costs and expenses incurred by the Company or the Purchaser in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be borne by the party incurring the same.

      6.11  ARBITRATION.

            (a) (i) Any controversy or claim arising out of or relating to this Agreement shall be solely and finally settled by arbitration administered by the American Arbitration Association (the "AAA") in accordance with its Commercial Arbitration Rules as then in effect (the "RULES"), except to the extent such Rules vary from the following provisions. Notwithstanding the previous sentence, the parties hereto may seek provisional remedies in courts of appropriate jurisdiction and such request shall not be deemed a waiver of the right to compel arbitration of a dispute hereunder.

                  (ii) If any controversy or claim arising out of or relating to this Agreement also arises out of or relates to the employment of the Purchaser by the Employer, the provisions of this Agreement governing dispute resolution shall govern resolution of such controversy or claim. The provisions of this Agreement governing dispute resolution supersede any provisions relating to such matters in any employment agreement between the Purchaser and the Employer.

                  (iii) The arbitration shall be conducted by one independent and impartial arbitrator, appointed by the AAA; provided however, if the claim and any counterclaim, in the aggregate, together with other arbitrations that are consolidated pursuant to Section 6.11(f), exceed Five Hundred Thousand Dollars ($500,000) (the "THRESHOLD"), exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three (3) arbitrators as provided herein (such arbitrator or arbitrators are hereinafter referred to as the "ARBITRATOR"). The judgment of the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Orange County, California unless the parties agree to another location.

            (b) If a party hereto determines to submit a dispute for arbitration pursuant to this Section 6.11, such party shall furnish the other party with whom it has the dispute with a notice of arbitration as provided in the Rules (an "ARBITRATION NOTICE") which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Arbitration Notice shall be concurrently provided to the AAA, along with a copy of this Agreement, and if pursuant to Section 6.11(a) one (1) Arbitrator is to be appointed, a request to appoint the Arbitrator. If a party has a counterclaim against the other party, such party shall furnish the party with whom it has the dispute a notice of such claim as provided in the Rules (a "NOTICE OF COUNTERCLAIM") within ten (10) days of receipt of the Arbitration Notice, which, in addition to the items required by the Rules, shall include a statement of the nature, with reasonable detail, of the dispute. A copy of the Notice of Counterclaim shall be concurrently provided to the AAA. If the claim set forth in the Notice of Counterclaim causes the aggregate amount in dispute to exceed the Threshold, the Notice of Counterclaim shall so state. If pursuant to Section 6.11(a) three (3) Arbitrators are to be appointed, within fifteen (15) days after receipt of the Arbitration Notice or the Notice of Counterclaim as applicable, each party shall select one person to act as Arbitrator and the two (2) selected shall select a third arbitrator within ten
(10) days of their appointment. If the Arbitrators selected by the parties are unable or fail to agree upon the third arbitrator within such time, the third arbitrator shall be selected by the AAA. Each arbitrator shall be a practicing attorney or a retired or former judge with at least twenty (20) years experience with and knowledge of securities laws, complex business transactions, and mergers and acquisitions.

            (c) Once the Arbitrator is selected, the Arbitrator shall schedule a pre-hearing conference to reach agreement on procedural and scheduling matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues.

            (d) At the pre-hearing conference, the Arbitrator shall have the discretion to order, to the extent the Arbitrator deems relevant and appropriate, that each party may (i) serve a maximum of one set of no more than twenty (20) requests for production of documents and one set of ten (10) interrogatories (without subparts) upon the other parties; and (ii) depose a maximum of three (3) witnesses. All objections to discovery are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. The responses to the document demand, the documents to be produced thereunder, and the responses to the interrogatories shall be delivered to the propounding party thirty (30) days after receipt by the responding party of such document demand or interrogatory. Each deposition shall be taken on reasonable notice to the deponent, and must be concluded within four
(4) hours and all depositions must be taken within forty-five (45) days following the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided by the Arbitrator.

            (e) The parties must file briefs with the Arbitrator at least three (3) days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Federal Rules of Evidence. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the Arbitrator of the arrangement in advance of the hearing, and must pay for the cost incurred.

            (f) Any arbitration can be consolidated with one or more arbitrations involving other parties, which arise under agreement(s) between the Company and such other parties, if more than one such arbitration is commenced and any party thereto contends that two or more arbitrations are substantially related and that the issues should be heard in one proceeding. The Arbitrator selected in the first-filed of such proceedings shall determine whether, in the interests of justice and efficiency, the proceedings should be consolidated before that Arbitrator.

            (g) The Arbitrator's award shall be in writing, signed by the Arbitrator and shall contain a concise statement regarding the reasons for the disposition of any claim.

            (h) To the extent permissible under applicable law, the award of the Arbitrator shall be final. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law.

      6.12 SUBMISSION TO JURISDICTION. All actions or proceedings arising in connection with this Agreement or any other Transaction Document for preliminary or injunctive relief or matters not subject to arbitration, if any, shall be tried and litigated exclusively in the state or federal courts located in the County of Orange, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement or any other Transaction Document in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates and acknowledges that it has had sufficient minimum contacts with California such that the State and Federal courts located in the County of Orange, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 6.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

      6.13 ATTORNEYS' FEES. If the Purchaser brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Company, or if the Company brings any action, suit, counterclaim, cross-claim, appeal, arbitration, or mediation for any relief against the Purchaser, declaratory or otherwise, to enforce the terms of or to declare rights under this Agreement or any other Transaction Document (collectively, an "ACTION"), in addition to any damages and costs which the Prevailing Party otherwise would be entitled, the non-Prevailing Party shall pay to the Prevailing Party a reasonable sum for attorneys' fees and costs (at the Prevailing Party's attorneys' then-prevailing rates) incurred in bringing and prosecuting or defending such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "DECISION") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

      For the purposes of this Section, attorneys' fees shall include, but not be limited to, fees incurred in the following: (1) post-judgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.

      "PREVAILING PARTY" within the meaning of this Section includes, without limitation, a party who agrees to dismiss an action on the other party's payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it. If there are multiple claims, the Prevailing Party shall be determined with respect to each claim separately. The Prevailing Party shall be the party who has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined that there is no Prevailing Party.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

EPS SOLUTIONS CORPORATION                 PURCHASER


By: /s/ DAVID H. HOFFMAN                  By: /s/ MICHAEL G. GOLDSTEIN
   ------------------------------            ---------------------------------
Name: David H. Hoffman                    Name: Michael G. Goldstein
     ----------------------------
Title: CFO
      ---------------------------
Address:                                  Address:
695 Town Center Drive, Suite 400          2011 Yacht Mischief
Costa Mesa, California 92626              Newport Beach, California 92660

Telephone No.: (714) 429-5500             Telephone No.:  (949)
Facsimile No.:  (714) 429-5559

SCHEDULES

1.1     Shares and Purchase Price
4       Vesting Schedule


EXHIBITS

A.      Form of the Note
B.      Form of the Accredited Investor Questionnaire
C.      Summary of Certain Considerations
D.      Form of Release
E.      Section 83(b) Election Form

                                  SCHEDULE 1.1

                            SHARES AND PURCHASE PRICE



        Aggregate Number of Shares:                            180,000

        Aggregate Purchase Price:                              $450,000

               Cash Payment:     $180

               Note:             $449,820

        Maximum IPO Shares:                              36,000


        Types of Shares:

               Employment Shares (53,571)

               Performance Shares (126,429)

                                   SCHEDULE 4

                                VESTING SCHEDULE

BASIC TERMS.

        VESTING. The Shares consist of 53,571 Employment Shares and 126,429 Performance Shares (as identified on Schedule 1.1). Subject to the terms and conditions set forth in this Agreement, the Restrictions applicable to each Type of Shares will lapse, and Shares of that Type will vest, if and when the conditions to vesting of that Type of Shares, as set forth in this Schedule 4, are met. However, except as set forth in this Schedule 4, in order for any Shares eligible for vesting for any Measurement Period to vest, the Purchaser must have remained an employee of the Company, or an entity controlling, controlled by, or under common control with the Company (an "AFFILIATE"), from the date hereof through the last day of that Measurement Period. In addition, as a condition to each and every vesting of Shares, the Purchaser must execute and deliver to the Company a release, in form and substance satisfactory to the Company, releasing the Company and all of its Affiliates and their employees, officers and directors, and the successors and assigns of each of them, from any claims or liabilities arising from or in connection with the employment of the Purchaser by the Company or any of its Affiliates.

        Any vesting for a Measurement Period will be effective as of the close of business on the last day of that Measurement Period, but vesting for any Measurement Period will not be finally determined until it is finally determined through year-end closing of the books, audits and any other necessary procedures, whether any performance requirements associated with particular Shares for that Measurement Period have been met. Fractional vested Shares will be carried forward and combined to constitute whole vested Shares that can be issued, or cashed out by the Company at fair market value following determination of whether any performance requirements associated with the last Measurement Period have been met.

        VESTING UPON CERTAIN TERMINATION OF EMPLOYMENT:

        If employment of the Purchaser with the Employer is terminated by the Employer without "Cause" or by the Purchaser with "Good Reason" (each as defined in the Employment Agreement), the Restrictions will immediately lapse and vesting will immediately occur with respect to all of the Shares not already vested. If employment of the Purchaser with the Employee terminates as a result of the Purchaser's death or Disability (as defined in the Employment Agreement), the Restrictions will immediately lapse with respect to half of the Shares not then already vested.

EMPLOYMENT SHARES

        On the last day of each Measurement Period set forth in the table below, subject to the other provisions of this Agreement, the Restrictions will lapse with respect to the number of Employment Shares (as set forth in Schedule 1.1) set forth opposite that Measurement Period in the table below.

                                                NUMBER OF SHARES
MEASUREMENT PERIOD                                   VESTING

January 1, 2001- December 31, 2001                   10,714
January 1, 2002- December 31, 2002                   42,857

        Effective as of immediately before the closing of the initial public offering of shares of the Company or its successor or affiliate, all Restrictions will lapse, and vesting will occur, with respect to the portion of the Employment Shares that would otherwise be scheduled to vest for the final Measurement Period applicable thereto.

PERFORMANCE SHARES

        On the last day of each of the four Measurement Periods set forth in the table below, if the FFR Income for that Measurement Period is at least equal to the FFR Income Target set forth below opposite that Measurement Period, and subject to the other provisions of this Agreement, the Restrictions will lapse with respect to one-fourth of the Performance Shares.

                                          FFR
MEASUREMENT PERIOD                        INCOME TARGET
January 1, 1999 - December 31, 1999        4,812,000
January 1, 2000 - December 31, 2000        5,774,400
January 1, 2001 - December 31, 2001        6,929,280
January 1, 2002 - December 31, 2002        8,315,136


        For these purposes, "FFR INCOME" for any Measurement Period means all pre-tax income of the FFR business unit of EPS for that Measurement Period calculated according to GAAP. In calculating FFR Income, all costs attributable directly to the FFR business unit, whether paid by FFR or EPS or another affiliate of the Company, shall be charged to the FFR business unit, including without limitation costs, bonuses and other distributions to persons who are engaged principally in the business of the FFR business unit. The calculation of FFR Income will not be affected by any allocation to the FFR business unit of any overhead charges of the Company not attributable directly to the FFR business.

        If the FFR Income for any Measurement Period exceeds the FFR Target Income corresponding to that Measurement Period, the amount by which the FFR Income exceeds the FFR Income Target shall be carried forward and added to the FFR Income for the immediately following Measurement Period (but not subsequent Measurement Periods). Excess FFR Income may not be carried backward to preceding periods.



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